Exhibit 99.1

Montpelier Announces Appointment to Its Board of Directors

News Release Copy — November 18, 2013

HAMILTON, Bermuda—(BUSINESS WIRE)—Montpelier Re Holdings Ltd. (NYSE: MRH), (“Montpelier” or the “Company”), a leading provider of short-tail reinsurance and other specialty lines, announced today that the Company’s Board of Directors (the “Board”) has appointed Henry R. Keizer to fill a vacancy on the Board with immediate effect.  Mr. Keizer formerly served as Deputy Chairman and Chief Operating Officer of KPMG LLP, the U.S. and largest individual member firm of KPMG International (KPMGI), a role from which he retired in December 2012.  KPMGI is a professional services organization which provides audit, tax and advisory services in 152 countries.  Prior to serving as Deputy Chairman and Chief Operating Officer,  Mr. Keizer held a number of key leadership positions throughout his 35 years at KPMGI providing him with perspective on the issues facing major companies and the evolving business environment.  Mr. Keizer served, among other positions, as Global Head of Audit, KPMGI from 2006 to 2010 and U.S. Vice Chairman of Audit, KPMG LLP from 2005 to 2010.  Mr. Keizer will be a member of  the Audit and Finance Committees of the Board.

Additional information can be found in Montpelier’s public filings with the Securities and Exchange Commission.

Contact:

Montpelier Re Holdings Ltd.

Investors:

Michael Paquette, 441-278-5012

Chief Financial Officer

or

Media:

Jeannine Menzies, 441-299-7570

Corporate Affairs Manager